PETROLEUM HELICOPTERS, INC.

                            FOURTH AMENDMENT
                           AND LIMITED WAIVER
                         TO AMENDED AND RESTATED
                             LOAN AGREEMENT

               This FOURTH AMENDMENT AND LIMITED WAIVER TO AMENDED AND RESTATED LOAN AGREEMENT (this "Amendment") is dated as of October 25,1994 and entered into among Petroleum Helicopters, Inc., a Delaware corporation (the "Company"), Petroleum Helicopters, Inc., a Louisiana corporation ("PHI-Louisiana"), NationsBank of Texas, N.A., a national banking association ("NationsBank"), Whitney National Bank a national banking association ("Whitney"), First National Bank of Commerce, a national banking association ("FNBC", and together with NationsBank and Whitney, being hereinafter referred to collectively as the "Banks"), and NationsBank as agent for the Banks (in such capacity, the "Agent"), and is made with reference to that certain Amended and Restated Loan Agreement originally made as of January 31, 1986, as amended and restated in its entirety as of July 9, 1993 and as further amended by that certain First Amendment to Amended and Restated Loan Agreement, dated as of October 31, 1993, that certain Second Amendment to Amended and Restated Loan Agreement, dated as of April 15, 1994 and that certain Third Amendment to Amended and Restated Loan Agreement, dated as of July 31, 1994 (such Loan Agreement, as amended and restated as aforesaid and as the same may be further amended from time to time, being hereinafter referred to as the "Loan Agreement"), among the Company, the Banks and the Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Loan Agreement.

                                RECITALS

               WHEREAS, the Company has requested that (i) the Banks waive compliance with certain covenants set forth in the Loan Agreement to permit (a) the Company to enter into and to consummate the merger contemplated by a certain Merger Agreement, dated as of August 25, 1994, among the Company and PHI-Louisiana, which provides for, among other things, the merger of the Company with and into PHI-Louisiana (such Merger Agreement, the "Merger Agreement", and the merger contemplated therein, the "Merger"), (b) Petroleum Helicopter de Bolivia, Incorporated, a Delaware corporation ("PHB-Delaware"), a subsidiary, to merge with and into Petroleum Helicopter de Bolivia, Incorporated, a Louisiana corporation ("PHB-Louisiana") (such merger, the "PHB Merger"), and
(c) International Helicopters Transport, Inc., a Delaware corporation ("IHT-Delaware"), a subsidiary, to merge with and into International Helicopters Transport, Inc., a Louisiana corporation ("IHT-Louisiana") (such merger, the "IHT Merger"), and (ii) that the Banks amend certain references in the Loan Agreement to the State of the Company's incorporation.

               NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:


               Section 1.     LIMITED WAIVER AND CONSENT.

               Subject to the terms and conditions set forth herein, and in reliance upon the representations and warranties of the Company herein contained, the Banks hereby (i) consent to (a) the Merger of the Company with and into PHI-Louisiana pursuant to the terms and conditions set forth in the Merger Agreement, (b) the PHB Merger, and (c) the IHT Merger, and (ii) waive compliance, on and after the date hereof by the Company with the provisions of Sections 8.09 and 8.14 of the Loan Agreement to the extent and only to the extent necessary to permit consummation of (a) the Merger of the Company with and into PHI-Louisiana pursuant to the terms and conditions set forth in the Merger Agreement,
(b)  the PHB Merger, and the IHT Merger.

               Section 2.     CONDITIONS TO EFFECTIVENESS

               Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "Waiver Effective Date"):

               A.   The Agent shall have received from PIE-
Louisiana an executed Assumption Agreement in the form of Exhibit
A hereto (the "Assumption Agreement");

               B.   The Banks shall have received the legal
opinions of one or more counsel to PHI-Louisiana reasonably acceptable to the Agent, which opinions shall be in form, scope and substance satisfactory to the Agent, and in forms attached hereto as Exhibits B, C and D, respectively, to the effect that (i) PHI-Louisiana is duly incorporated and existing in good standing under the laws of Louisiana, (ii) the execution, delivery and performance by PHI-Louisiana of the Assumption Agreement have been duly authorized by all necessary corporate action and that the Assumption Agreement is legally binding and enforceable against PHI-Louisiana in accordance with its terms, (iii) the Merger has become effective and, by operation of law, all of the property and assets of the Company are deemed to have been transferred to, and vested in PHI-Louisiana, and PHI-Louisiana has become responsible for all of the liabilities and obligations of the Company, including all Security Interests, Liens and obligations granted or otherwise undertaken by the Company for the benefit of the Agent and the Banks under the Loan Agreement, each Note, and the Security Documents, and such Security Interests, Liens and obligations continue as valid, enforceable and subsisting Security Interests, Liens and obligations against PHI-Louisiana to the full extent such documents were binding upon the Company immediately prior to the effective time of the Merger, and (iv) except as set forth therein, no recordings, registrations or filings, and no re-recordations, re-registrations, re-filings or any other actions, are made necessary by the Merger in order to preserve and protect the rights of the Agent and the Banks under the Loan Agreement, each Note, the Security Documents and the perfection of the Security Interests, Liens and obligations referred to above;

               C. On or before the Waiver Effective Date, the Agent shall have received a copy of the Merger Agreement, or certificate in lieu thereof, filed with the Secretary of State of the State of Louisiana and a copy of a Certificate of Merger issued by the Secretary of State of the State of Louisiana evidencing that the Merger has become effective;

               D. The Agent shall have received a certificate of the president or a vice president and of the secretary or an assistant secretary of the Company certifying, inter alia, (i) true and correct copies of resolutions adopted by the Board of Directors of the Company (A) authorizing the execution, delivery and performance by the Company of this Amendment and the Merger Agreement, (B) approving the forms of this Amendment and the Merger Agreement and (C) authorizing officers of the Company to execute and deliver this Amendment and the Merger Agreement and any related documents, and (ii) the incumbency and specimen signatures of the officers of the Company executing any documents on behalf of the Company;

               E. The Agent shall have received a certificate of the president or a vice president and of the secretary or an assistant secretary of PHI-Louisiana certifying, inter alia, (i) true and correct copies of resolutions adopted by the Board of Directors of PHI-Louisiana (A) authorizing the execution, delivery and performance by PHI-Louisiana of the Merger Agreement and the Assumption Agreement, (B) approving the forms of the Merger Agreement and the Assumption Agreement and (C) authorizing officers of PHI-Louisiana to execute and deliver the Merger Agreement and the Assumption Agreement and any related documents, (ii) the incumbency and specimen signatures of the officers of PHI-Louisiana executing any documents on behalf of PHI-Louisiana and (iii) the absence of any proceedings for the dissolution or liquidation of PHI-Louisiana; and

             Section 3. AMENDMENT TO LOAN AGREEMENT

               As of the effective date of the Merger, Section 5.01 of the Loan Agreement is hereby amended by deleting the phrase "The Company is a Delaware corporation" from the second sentence of such Section and replacing said phrase with the phrase "The Company is a Louisiana corporation".

             Section 4.COMPANY'S REPRESENTATIONS AND WARRANTIES

               In order to induce Agent and the Banks to enter into this Amendment the Company and PHI-Louisiana jointly and severally represent and warrant to the Agent and the Banks that immediately prior to the effectiveness of the Merger, and PHI-Louisiana also represents and warrants to Agent and the Banks that immediately upon and subsequent to the effectiveness of the Merger, the following statements are true, correct and complete (as used hereinafter in this Section 4, the "Company" shall refer to both Petroleum Helicopters, Inc., a Delaware corporation, and PHI-Louisiana):

               A. Corporate Power and Authority. The Company has all requisite corporate power and authority to enter into this Amendment and the Merger Agreement and to carry out the transactions contemplated by, and to perform its obligations under, the Loan Agreement, as modified by this Amendment (the "Modified Agreement"), and the Merger Agreement.

               B. Authorization of Agreements. The execution and delivery of this Amendment and the Merger Agreement and the performance of the Modified Agreement and the Merger Agreement have been duly authorized by all necessary corporate action on the part of the Company.

               C. No Conflict. The execution and delivery by the Company of this Amendment and the Merger Agreement, the performance by the Company of the Modified Agreement and the consummation by the Company of the transactions contemplated by the Merger Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to the Company or any Subsidiary, the Certificate or Articles of Incorporation or Bylaws of the Company or any Subsidiary or any order, judgment or decree of any court or other agency of government binding on the Company or any Subsidiary, (ii) after giving effect to the waiver set forth in Section 1 hereof, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any contractual obligation of the Company or any Subsidiary,
(iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Company or any Subsidiary, or (iv) require any approval of stockholders or any approval or consent of any person (as that term is defined in the Loan Agreement) under any contractual obligation of the Company or any Subsidiary, except for such approvals or consents which have been obtained on or before the Waiver Effective Date and disclosed in writing to the Agent and the Banks.

               D. Governmental Consents. The execution and delivery by the Company of this Amendment and the Merger Agreement and the performance by the Company of the Modified Agreement and the Merger Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

               E. Binding Obligation. This Amendment has been duly executed and delivered by the Company and the Modified Agreement is the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

               F. Incorporation of Representations and Warranties From Loan Agreement. The representations and warranties contained in Sections 5.01 through 5.17, inclusive, of the Loan Agreement, as modified hereby, are and will be true, correct and complete in all material respects on and as of the Waiver Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date, and except as disclosed on Schedule I hereto.

               G. Absence of Default. After giving effect to this Amendment, no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default. Prior to giving effect to the waivers set forth in
Section 1 above, no event has occurred and is continuing that would constitute an Event of Default or Default.

             Section 5.     MISCELLANEOUS

               A. Reference to and Effect on the Loan Agreement and the Security Documents; Limitation of Waivers.

                        (1)  On and after the Waiver Effective
         Date, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof', "herein" or words of like import referring to the Loan Agreement, and each reference in the Security Documents to the "Loan Agreement", "thereunder", "thereof" or words of like import referring to the Loan Agreement shall mean and be a reference to the Modified Agreement.

                        (2)  Except as specifically waived hereby,
         the Loan Agreement and the Security Documents shall remain in full force and effect and are hereby ratified and confirmed, and the execution, delivery and performance of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or any Bank under the Loan Agreement. Without limiting the generality of the foregoing, the waiver set forth in Section 1 above shall be limited precisely as written and shall relate only to the Company's noncompliance with Sections 8.09 and 8.14 of the Loan Agreement to the extent and only to the extent necessary to permit the Merger of the Company with and into PHI-Louisiana pursuant to the terms and conditions of the Merger Agreement, the PHB Merger and the IHT Merger, and nothing in this Amendment shall be deemed (a) to constitute a waiver of compliance by the Company with respect to any other provision or condition of the Loan Agreement or (b) to prejudice any right or remedy that the Agent or any Bank may now have (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this Amendment) or may have in the future under or in connection with the Loan Agreement or any other instrument referred to therein.

               B. Fees and Expenses. The Company agrees to pay on demand all reasonable costs and expenses of the Banks in connection with the preparation, reproduction, execution, and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Banks). In addition, the Company shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, filing, or recording of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

               C. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

               D.  Applicable Law.  This Amendment SHALL BE
GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE
WITH, THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO
CONFLICTS OF LAWS PRINCIPLES.

               E. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Upon the satisfaction of the conditions set forth in Section 2, this Amendment shall be deemed effective as of the date hereof.

               F.  FINAL AGREEMENT.   THIS AMENDMENT, TOGETHER
WITH THE LOAN AGREEMENT, EACH NOTE. THE COLLATERAL MORTGAGE NOTE (PARTS). EACH SECURITY DOCUMENT AND ALL OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

               THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE
PARTIES.